Exhibit 99.1
News Release

Boeing Corporate Offices 100 North Riverside Plaza Chicago, IL 60606-1596 www.boeing.com
Boeing Reports Strong First-Quarter Results

▪	Core EPS (non-GAAP) rose 12 percent* to $1.97 on strong operating performance; GAAP EPS of $1.87

▪	Revenue increased 8 percent to $22.1 billion reflecting higher commercial deliveries

▪	Backlog remains strong at $495 billion with over 5,700 commercial airplane orders

▪	Repurchased 17 million shares for $2.5 billion

▪	Cash & marketable securities of $9.6 billion provide strong liquidity

▪	2015 financial and deliveries outlook reaffirmed

Table 1. Summary Financial Results	First Quarter
(Dollars in Millions, except per share data)	2015	2014	Change

Revenues	$22,149	$20,465	8%

Non-GAAP*
Core Operating Earnings	$2,132	$2,095	2%
Core Operating Margin	9.6%	10.2%	(0.6) Pts
Core Earnings Per Share	$1.97	$1.76	12%
GAAP
Earnings From Operations	$2,019	$1,542	31%
Operating Margin	9.1%	7.5%	1.6 Pts
Net Earnings	$1,336	$965	38%
Earnings Per Share	$1.87	$1.28	46%
Operating Cash Flow	$88	$1,112	(92)%
* Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”

CHICAGO, April 22, 2015 – The Boeing Company [NYSE: BA] reported first-quarter revenue increased 8 percent to $22.1 billion on higher commercial deliveries (Table 1). Core earnings per share (non-GAAP) increased 12 percent* to $1.97, reflecting strong performance across the company, and GAAP earnings per share was $1.87. The Company reaffirmed its 2015 financial and deliveries guidance.
"With disciplined execution and a sharp focus on productivity, we are meeting increasing customer commitments while profitably growing our business,” said Boeing Chairman and Chief Executive Officer Jim McNerney. “The strong operational and financial performance reinforces our ability to continue providing competitive returns for our shareholders while investing in technology and our people.”

"Our outlook for the full year remains positive as our teams work to efficiently deliver our portfolio of industry-leading aerospace products and services. We are also maximizing the expertise of our talented people across the company to accelerate development program milestones and improve affordability for our customers.”

Table 2. Cash Flow	First Quarter
(Millions)	2015	2014
Operating Cash Flow	$88	$1,112
Less Additions to Property, Plant & Equipment	($574)	($497)
Free Cash Flow*	($486)	$615
Operating cash flow in the quarter was $0.1 billion, reflecting timing of receipts and expenditures, commercial airplane production rates and strong operating performance (Table 2). During the quarter, the company repurchased 17 million shares for $2.5 billion, leaving $9.5 billion remaining under the current repurchase authorization which is expected to be completed over approximately the next two to three years. The company also paid $0.6 billion in dividends in the quarter, reflecting an approximately 25 percent increase in dividends per share compared to the same period of the prior year.

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q1 15	Q4 14
Cash	$8.6	$11.7
Marketable Securities[1]	$1.0	$1.4
Total	$9.6	$13.1
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$6.6	$6.7
Boeing Capital, including intercompany loans	$2.4	$2.4
Total Consolidated Debt	$9.0	$9.1
1 Marketable securities consists primarily of time deposits due within one year classified as "short-term investments."

Cash and investments in marketable securities totaled $9.6 billion at quarter-end (Table 3), down from $13.1 billion at the beginning of the year, primarily due to the share repurchases and timing of cash flows. Debt was $9.0 billion, down from $9.1 billion at the beginning of the year.
Total company backlog at quarter-end was $495 billion, down from $502 billion at the beginning of the year, and included net orders for the quarter of $15 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	First Quarter
(Dollars in Millions)	2015	2014	Change

Commercial Airplanes Deliveries	184	161	14%

Revenues	$15,381	$12,737	21%
Earnings from Operations	$1,617	$1,502	8%
Operating Margin	10.5%	11.8%	(1.3) Pts
Commercial Airplanes first-quarter revenue increased 21 percent to $15.4 billion on higher delivery volume and mix (Table 4). First-quarter operating margin was 10.5 percent, reflecting the dilutive impact of higher 787 deliveries.
During the quarter, Commercial Airplanes captured orders for 52 737 MAX airplanes. The 737 program has won over 2,700 firm orders for the 737 MAX since launch. Also during the quarter, the company opened a new Propulsion Systems facility at Boeing South Carolina that will initially support the 737 MAX and 777X, delivered the first Boeing South Carolina-built 787-9 Dreamliner and received 330-minute ETOPS certification on the 747-8 Intercontinental.
Commercial Airplanes booked 110 net orders during the quarter. Backlog remains strong with over 5,700 airplanes valued at $435 billion.
Defense, Space & Security

Table 5. Defense, Space & Security	First Quarter
(Dollars in Millions)	2015	2014	Change
Revenues[1]
Boeing Military Aircraft	$2,744	$3,455	(21)%
Network & Space Systems	$1,732	$1,876	(8)%
Global Services & Support	$2,233	$2,302	(3)%
Total BDS Revenues	$6,709	$7,633	(12)%
Earnings from Operations[1]
Boeing Military Aircraft	$261	$332	(21)%
Network & Space Systems	$167	$168	(1)%
Global Services & Support	$315	$278	13%
Total BDS Earnings from Operations	$743	$778	(4)%
Operating Margin	11.1%	10.2%	0.9 Pts
1 During the first quarter of 2015, certain programs were realigned between Boeing Military Aircraft and Global Services & Support.
Defense, Space & Security’s first-quarter revenue was $6.7 billion with an operating margin of 11.1 percent(Table 5).
Boeing Military Aircraft (BMA) first-quarter revenue was $2.7 billion, reflecting planned timing of deliveries and mix; operating margin was 9.5 percent. During the quarter, BMA was awarded contracts for 43 Apache helicopters.

Network & Space Systems (N&SS) first-quarter revenue was $1.7 billion, reflecting lower satellites and missile defense system program volume partially offset by higher volume on the Commercial Crew program. Operating margin increased to 9.6 percent on strong performance related to our United Launch Alliance joint venture. During the quarter, the first two all-electric Boeing 702SP satellites were launched on a single rocket.
Global Services & Support (GS&S) first-quarter revenue was $2.2 billion, reflecting slightly lower volume in integrated logistics. Operating margin increased to 14.1 percent on strong operating performance and program mix. During the quarter, GS&S was awarded a combat logistics support agreement with the U.S. Defense Logistics Agency.
Backlog at Defense, Space & Security was $60 billion, of which 37 percent represents orders from international customers.
Additional Financial Information

Table 6. Additional Financial Information	First Quarter
(Dollars in Millions)	2015	2014
Revenues
Boeing Capital	$86	$82
Unallocated items, eliminations and other	($27)	$13
Earnings from Operations
Boeing Capital	$20	$44
Unallocated pension/postretirement	($113)	($553)
Other unallocated items and eliminations	($248)	($229)
Other (loss)/income, net	($12)	$9
Interest and debt expense	($61)	($92)
Effective tax rate	31.3%	33.9%
At quarter-end, Boeing Capital's net portfolio balance was $3.4 billion, down from $3.5 billion at the beginning of the year (Table 6).     Total pension expense for the first quarter was $785 million, down from $1,035 million in the same period of the prior year. Unallocated pension expense in 2014 included a $334 million non-cash charge related to retirement plan changes.

Outlook
The company’s 2015 financial and delivery guidance (Table 7) is reaffirmed and reflects continued strong performance across the company.

Table 7. 2015 Financial Outlook
(Dollars in Billions, except per share data)	2015

The Boeing Company
Revenue	$94.5 - 96.5
Core Earnings Per Share*	$8.20 - 8.40
GAAP Earnings Per Share	$8.10 - 8.30
Operating Cash Flow	> $9

Commercial Airplanes
Deliveries	750 - 755
Revenue	$64.5 - 65.5
Operating Margin	9.5% - 10.0%

Defense, Space & Security (revised for business realignment)
Revenue
Boeing Military Aircraft	~$12.5
Network & Space Systems	~$8.0
Global Services & Support	~$9.5

Total BDS Revenue	$29.5 - 30.5

Operating Margin
Boeing Military Aircraft	~9.5%
Network & Space Systems	~9.0%
Global Services & Support	~11.0%

Total BDS Operating Margin	9.75% - 10.0%

Boeing Capital
Portfolio Size	Stable
Revenue	~$0.3
Pre-Tax Earnings	~$0.05

Research & Development	~ $3.5
Capital Expenditures	~ $2.8
Pension Expense [1]	~ $2.1
Effective Tax Rate [2]	~ 30.5%
1 Approximately $0.3 billion is expected to be recorded in unallocated items and eliminations
2 Assumes the extension of the research and development tax credit
*    Non-GAAP measures. Complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures.”

Non-GAAP Measures Disclosures
We supplement the reporting of our financial information determined under U.S. generally accepted accounting principles (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
Core operating earnings is defined as GAAP earnings from operations excluding unallocated pension and post-retirement expense. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of unallocated pension and post-retirement expense. Unallocated pension and post-retirement expense represents the portion of pension and other post-retirement costs that are not recognized by business segments for segment reporting purposes. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude unallocated pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on page 13.
Free Cash Flow
Free cash flow is defined as GAAP operating cash flow without capital expenditures for property, plant and equipment additions. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation between GAAP operating cash flow and free cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions are used to identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on our current expectations and assumptions, which may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) general conditions in the economy and our industry, including those due to regulatory changes; (2) our reliance on our commercial airline customers; (3) the overall health of our aircraft production system, planned production rate increases across multiple commercial airline programs, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (4) changing budget and appropriation levels and acquisition priorities of the U.S. government; (5) our dependence on U.S. government contracts; (6) our reliance on fixed-price contracts; (7) our reliance on cost-type contracts; (8) uncertainties concerning contracts that include in-orbit incentive payments; (9) our dependence on our subcontractors and suppliers, as well as the availability of raw materials, (10) changes in accounting estimates; (11) changes in the competitive landscape in our markets; (12) our non-U.S. operations, including sales to non-U.S. customers; (13) potential adverse developments in new or pending litigation and/or government investigations; (14) customer and aircraft concentration in Boeing Capital’s customer financing portfolio; (15) changes in our ability to obtain debt on commercially reasonable terms and at competitive rates in order to fund our operations and contractual commitments; (16) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (17) the adequacy of our insurance coverage to cover significant risk exposures; (18) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (19) work stoppages or other labor disruptions; (20) significant changes in discount rates and actual investment return on pension assets; (21) potential environmental liabilities; and (22) threats to the security of our or our customers’ information.
Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Troy Lahr or Rob Martin (312) 544-2140
Communications:	Bernard Choi (312) 544-2002

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Three months ended March 31
(Dollars in millions, except per share data)	2015	2014
Sales of products	$19,485	$18,015
Sales of services	2,664	2,450
Total revenues	22,149	20,465

Cost of products	(16,380)	(15,258)
Cost of services	(2,100)	(2,020)
Boeing Capital interest expense	(16)	(18)
Total costs and expenses	(18,496)	(17,296)
	3,653	3,169
Income from operating investments, net	79	59
General and administrative expense	(945)	(877)
Research and development expense, net	(769)	(809)
Gain on dispositions, net	1
Earnings from operations	2,019	1,542
Other (loss)/income, net	(12)	9
Interest and debt expense	(61)	(92)
Earnings before income taxes	1,946	1,459
Income tax expense	(610)	(494)
Net earnings	$1,336	$965

Basic earnings per share	$1.89	$1.30

Diluted earnings per share	$1.87	$1.28

Cash dividends paid per share	$0.91	$0.73

Weighted average diluted shares (millions)	714.2	754.1

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	March 31 2015	December 31 2014
Assets
Cash and cash equivalents	$8,655	$11,733
Short-term and other investments	976	1,359
Accounts receivable, net	8,087	7,729
Current portion of customer financing, net	184	190
Deferred income taxes	17	18
Inventories, net of advances and progress billings	48,502	46,756
Total current assets	66,421	67,785
Customer financing, net	3,301	3,371
Property, plant and equipment, net of accumulated depreciation of $15,880 and $15,689	11,172	11,007
Goodwill	5,105	5,119
Acquired intangible assets, net	2,809	2,869
Deferred income taxes	6,485	6,576
Investments	1,154	1,154
Other assets, net of accumulated amortization of $506 and $479	1,328	1,317
Total assets	$97,775	$99,198
Liabilities and equity
Accounts payable	$11,497	$10,667
Accrued liabilities	11,958	13,343
Advances and billings in excess of related costs	22,752	23,175
Deferred income taxes and income taxes payable	8,916	8,603
Short-term debt and current portion of long-term debt	133	929
Total current liabilities	55,256	56,717
Accrued retiree health care	6,789	6,802
Accrued pension plan liability, net	17,362	17,182
Non-current income taxes payable	352	358
Other long-term liabilities	1,081	1,208
Long-term debt	8,905	8,141
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	4,657	4,625
Treasury stock, at cost – 318,257,541 and 305,533,606 shares	(25,513)	(23,298)
Retained earnings	37,516	36,180
Accumulated other comprehensive loss	(13,815)	(13,903)
Total shareholders’ equity	7,906	8,665
Noncontrolling interests	124	125
Total equity	8,030	8,790
Total liabilities and equity	$97,775	$99,198

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2015	2014
Cash flows – operating activities:
Net earnings	$1,336	$965
Adjustments to reconcile net earnings to net cash provided by operating activities:
Non-cash items –
Share-based plans expense	50	52
Depreciation and amortization	459	448
Investment/asset impairment charges, net	17	29
Customer financing valuation benefit	(2)	(23)
Gain on disposal of discontinued operations		(1)
Gain on dispositions, net	(1)
Other charges and credits, net	76	47
Excess tax benefits from share-based payment arrangements	(112)	(68)
Changes in assets and liabilities –
Accounts receivable	(389)	(792)
Inventories, net of advances and progress billings	(1,822)	(2,049)
Accounts payable	848	1,350
Accrued liabilities	(900)	(1,385)
Advances and billings in excess of related costs	(422)	1,085
Income taxes receivable, payable and deferred	443	455
Other long-term liabilities	(82)	(124)
Pension and other postretirement plans	608	733
Customer financing, net	31	408
Other	(50)	(18)
Net cash provided by operating activities	88	1,112
Cash flows – investing activities:
Property, plant and equipment additions	(574)	(497)
Property, plant and equipment reductions		15
Contributions to investments	(807)	(2,737)
Proceeds from investments	1,159	3,625
Other	8
Net cash (used)/provided by investing activities	(214)	406
Cash flows – financing activities:
New borrowings	761	51
Debt repayments	(813)	(757)
Stock options exercised	231	109
Excess tax benefits from share-based payment arrangements	112	68
Employee taxes on certain share-based payment arrangements	(87)	(84)
Common shares repurchased	(2,500)	(2,500)
Dividends paid	(639)	(540)
Other		(15)
Net cash used by financing activities	(2,935)	(3,668)
Effect of exchange rate changes on cash and cash equivalents	(17)	4
Net decrease in cash and cash equivalents	(3,078)	(2,146)
Cash and cash equivalents at beginning of year	11,733	9,088
Cash and cash equivalents at end of period	$8,655	$6,942

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Three months ended March 31
(Dollars in millions)	2015	2014
Revenues:
Commercial Airplanes	$15,381	$12,737
Defense, Space & Security:
Boeing Military Aircraft	2,744	3,455
Network & Space Systems	1,732	1,876
Global Services & Support	2,233	2,302
Total Defense, Space & Security	6,709	7,633
Boeing Capital	86	82
Unallocated items, eliminations and other	(27)	13
Total revenues	$22,149	$20,465
Earnings from operations:
Commercial Airplanes	$1,617	$1,502
Defense, Space & Security:
Boeing Military Aircraft	261	332
Network & Space Systems	167	168
Global Services & Support	315	278
Total Defense, Space & Security	743	778
Boeing Capital	20	44
Unallocated items, eliminations and other	(361)	(782)
Earnings from operations	2,019	1,542
Other (loss)/income, net	(12)	9
Interest and debt expense	(61)	(92)
Earnings before income taxes	1,946	1,459
Income tax expense	(610)	(494)
Net earnings	$1,336	$965

Research and development expense, net:
Commercial Airplanes	$543	$529
Defense, Space & Security	224	280
Other	2
Total research and development expense, net	$769	$809

Unallocated items, eliminations and other:
Share-based plans	($21)	($24)
Deferred compensation	(58)	7
Amortization of previously capitalized interest	(29)	(18)
Eliminations and other unallocated items	(140)	(194)
Sub-total (included in core operating earnings)	(248)	(229)
Pension	(152)	(576)
Postretirement	39	23
Total unallocated items, eliminations and other	($361)	($782)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Three months ended March 31
Commercial Airplanes	2015	2014
737	121	115
747	4	4
767	5
777	24	24
787	30	18
Total	184	161
Note: Deliveries under operating lease are identified by parentheses.

Defense, Space & Security
Boeing Military Aircraft
AH-64 Apache (New)	6	10
AH-64 Apache (Remanufactured)	10	14
C-17 Globemaster III	1	3
CH-47 Chinook (New)	6	17
CH-47 Chinook (Renewed)	4
F-15 Models	1	4
F/A-18 Models	11	11
P-8 Models	2

Global Services & Support
AEW&C		1
C-40A	1

Network & Space Systems
Commercial and Civil Satellites
Military Satellites

Contractual backlog (Dollars in billions)	March 31 2015	December 31 2014
Commercial Airplanes	$435.0	$440.1
Defense, Space & Security:
Boeing Military Aircraft	21.3	21.1
Network & Space Systems	9.4	8.9
Global Services & Support	16.9	16.9
Total Defense, Space & Security	47.6	46.9
Total contractual backlog	$482.6	$487.0
Unobligated backlog	$12.5	$15.3
Total backlog	$495.1	$502.3
Workforce	163,100	165,500

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
(Unaudited)

The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin and core earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

	First Quarter		Guidance
	2015	2014	2015
Revenues	$22,149	$20,465

GAAP Earnings From Operations	$2,019	$1,542
GAAP Operating Margin	9.1%	7.5%

Unallocated Pension/Postretirement Expense	$113	$553	$110
Core Operating Earnings (non-GAAP)	$2,132	$2,095
Core Operating Margin (non-GAAP)	9.6%	10.2%

Increase/(Decrease) in GAAP Earnings From Operations	31%
Increase/(Decrease) in Core Operating Earnings (non-GAAP)	2%

GAAP Diluted Earnings Per Share	$1.87	$1.28	$8.10 - $8.30
Unallocated Pension/Postretirement Expense[1]	$0.10	$0.48	$0.10
Core Earnings Per Share (non-GAAP)	$1.97	$1.76	$8.20 - $8.40

Weighted Average Diluted Shares (millions)	714.2	754.1	695 - 700
Increase/(Decrease) in GAAP Earnings Per Share	46%
Increase/(Decrease) in Core Earnings Per Share (non-GAAP)	12%

1 Earnings per share impact is presented net of the federal statutory tax rate of 35.0 percent.